ATSG Selects Paul Chase as New Chief Commercial Officer
Current CCO Mike Berger to Become Chief Strategy Officer
WILMINGTON, OH – November 21, 2022 – Air Transport Services Group, Inc. (NASDAQ:ATSG) today announced that Paul Chase, an experienced air cargo industry executive, will assume Mike Berger’s responsibilities as Chief Commercial Officer when Berger transitions to Chief Strategy Officer, effective December 5, 2022.
Chase will assume responsibility for sales, marketing strategy and execution for the ATSG family of companies. He will report to ATSG President and CEO Rich Corrado.
"Paul’s background includes a number of roles that relate directly to fostering new and ongoing relationships with leading companies in the markets we serve,” Corrado said. "I am confident that his complementary skills will help guide ATSG's leadership team toward investments, service offerings and business relationships that leverage our experience, assets and innovative people, and extend our leadership in the midsize, dedicated aircraft markets we serve."
Berger has accepted the newly created position of Chief Strategy Officer, responsible for the analysis and development of new ventures consistent with ATSG’s global business strategy. Berger joined ATSG as CCO in February 2018. ATSG has had a strong focus on growing its business globally in recent years, and Berger’s new role will allow for further concentration in key development areas.
Corrado said that “Mike’s performance and strong orientation toward developing new strategic revenue and geographic platforms for ATSG has accelerated our growth and diversified our customer base. This new position will allow him to support current strategic efforts, evaluate emerging trends, and recommend how best to apply ATSG’s capabilities and strong service culture for leading roles in new, complementary markets.”
Chase currently serves as CEO of Ameriflight LLC, the nation’s largest regional cargo airline, which utilizes over 170 turboprop aircraft primarily in support of UPS, DHL and FedEx, with over 65,000 departures annually to over 200 destinations. He previously served from 2016 to 2018 in Amazon’s launch team for Amazon Air.
During nearly a decade at Southern Air Inc., Chase rose to Chief Operating Officer after serving in a number of operational and global account-management roles, including responsibility for Southern’s contract with the Department of Defense’s Air Mobility Command. He is a U.S. Navy veteran and a graduate of Charter Oak State College in Connecticut. He also holds an MBA degree in aerospace and defense from the University of Tennessee.
Berger held many senior leadership roles during his combined 28-year career at Airborne Express and DHL, including Head of Sales for the United States. In 2014, Berger became Head of Global Sales for TNT, based in Amsterdam. He held that role through the FedEx acquisition of TNT. Berger’s sales roots started with Airborne Express, where he held numerous sales management roles before DHL acquired Airborne in 2003.
About ATSG
ATSG is a leading provider of aircraft leasing and cargo and passenger air transportation and related services to domestic and foreign air carriers and other companies that outsource their cargo and passenger airlift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

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Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-366-2303